Exhibit 10.22

ASSIGNMENT OF LLC MEMBERSHIP INTEREST

THIS ASSIGNMENT OF LLC MEMBERSHIP INTEREST is made and entered into effective as of February 23, 2018, by and between John Lepin (“Assignor”) and Alpha Energy, Inc., a Colorado corporation (“Assignee”).

RECITALS

WHEREAS, Assignor is the owner and holder of 100% of the limited liability membership interests of Alpha Energy Texas Operating, LLC, a Texas limited liability company (the “Membership Interest”); and

WHEREAS, Assignor wishes to convey 100% of the Membership Interest to Assignee.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The recitals contained hereinabove are acknowledged by the parties as being true and correct and are incorporated by reference herein.

2. Assignment. Assignor hereby assigns, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, all right, title and interest of Assignor in and to the Membership Interests, free and clear of all liens, claims, charges and encumbrances. Assignor hereby represents and warrants to Assignee that (i) Assignor is the sole legal and beneficial owner of the Membership Interest, (ii) Assignor owns the Membership Interest free and clear of all liens, claims, charges and encumbrances, and (iii) Assignor has the full power and authority to assign, sell, convey, transfer and set over to Assignee all of Assignor’s right, title and interest in and to the Membership Interest, and no approval or consent of any person, court or other governmental authority or agency is required in connection with this Agreement.

3. Consideration. Assignee shall not pay Assignor any consideration for the assignment of the Membership Interest other than $1.00USD in hand received.

4. General Provisions.

(a) Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and the transactions contemplated herein, and supersedes all prior understandings and agreements (oral and written) of the parties with respect to the subject matter hereof.

(b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(c) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State. Venue of any action arising out of this Agreement shall lie exclusively in New York, New York.

(d) Further Actions. Assignor agrees to execute such addition documents, stock powers and letters of direction as may be necessary to effect the assignment contemplated hereby.

{Signature Page to Follow}

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR:	ASSIGNEE:

John Lepin	Alpha Energy, Inc.

By:
Name:
Title:

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